QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24.2

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 10, 2004.

GENERAL GROWTH PROPERTIES, INC. (Registrant)
By:	/s/ JOHN BUCKSBAUM John Bucksbaum Chief Executive Officer

        We, the undersigned officers and directors of General Growth Properties, Inc., hereby severally constitute John Bucksbaum, Robert Michaels and Bernard Freibaum, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and to sign a new registration statement pursuant to Rule 462(b) of the Securities Act of 1933, and generally to do all such things in our name and behalf in such capacities to enable General Growth Properties, Inc. to comply with the applicable provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on November 10, 2004, by the following persons in the capacities indicated:

SIGNATURE	TITLE

Matthew Bucksbaum	Chairman of the Board
John Bucksbaum	Chief Executive Officer (Principal Executive Officer)
Robert Michaels	President, Chief Operating Officer and Director
Bernard Freibaum	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director
/s/ ANTHONY DOWNS Anthony Downs	Director
Beth Stewart	Director

II-5

Alan Cohen	Director
John Riordan	Director
Frank Ptak	Director

II-6

QuickLinks

  Exhibit 24.2